Exhibit 10.18

L E A S E   A G R E E M E N T

BY AND BETWEEN:

Cedar Brook 7 Corporate Center, LP

“Landlord”

- and -

OncoBiologics, Inc.

“Tenant”

PREMISES: 7 Clarke Dr., Cranbury, NJ 08512

DATED:

AGREEMENT, made March 18, 2011, between Cedar Brook 7 Corporate Center, LP, 1000 Eastpark Blvd., Cranbury, New Jersey 08512, “Landlord”; and OncoBiologics, Inc., 4 Sunrise Ct., Flemington, NJ 08822, “Tenant”.

W I T N E S S E T H :

WHEREAS, the Landlord intends to lease to the Tenant a portion of 7 Clarke Dr., Cranbury, New Jersey, 08512 (“Building”) constituting a portion of the office/industrial park known as Cedar Brook Corporate Center (“Office Park”); and

WHEREAS, the parties hereto wish to mutually define their rights, duties and obligations in connection with the Lease;

NOW THEREFORE, in consideration of the promises set forth herein, the Landlord leases unto the Tenant and the Tenant rents from the Landlord the leased premises described in Paragraph 1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

1.           LEASED PREMISES

1.1          The leased premises shall consist of 17,066 rentable square feet of laboratory and office space and, subject to Paragraph 1.2 below, an additional 3,361 square feet of current warehouse space (“Leased Premises”) as measured from outside of exterior walls to center line of common walls, together with all improvements to be constructed thereon by the Landlord for the use of the Tenant, and all easements, tenements, appurtenances, hereditaments, rights and privileges appurtenant thereto, and any and all fixtures and equipment which currently exist or are to be installed in the Building by the Landlord for the use of the Tenant in its

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occupancy of the Leased Premises. Tenant shall also have the right to use all common areas of the Office Park in a similar manner as other Office Park tenants.

1.2          Landlord grants to Tenant an option to lease an additional 3,361 square feet of space shown on the drawing attached hereto as Exhibit “B” (the “Additional Space”), pursuant to the terms of this agreement. Tenant may exercise this option any time until December 31, 2011. Within two weeks of exercising its option, Tenant shall provide to Landlord plans for modifications and improvements to the Additional Space pursuant to Paragraph 3. Tenant shall begin paying rent for the Additional Space upon Substantial Completion of the modifications and/or improvements to the Additional Space, but no later than six months after the option has been exercised.

2.           TERM OF LEASE

2.1          The term of the Lease shall be 10 years, to commence on the Commencement Date and to end on the day before the 10th anniversary of the Commencement Date. The term “Commencement Date” shall mean the first day of the next succeeding month following Substantial Completion (as defined hereafter). The Commencement Date is projected to be May 1, 2011.

2.2          Tenant may terminate this Agreement, effective on the 5th anniversary of the Commencement Date, by giving notice to Landlord before the 4th anniversary of the Commencement Date. If Tenant exercises this option, it will be liable for the following: 1) the full amount of Landlord’s allowance to Tenant for the Tenant Improvements or modifications to the premises pursuant to paragraph 3.4 below, 2) the difference between the full Base and

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Additional Rent and the fractional Base and Additional rent paid pursuant to the phase-in set forth in paragraph 4.5 below during all months of the phase-in period, 3) 6 months of full Base Rent, and 4) $25,599.00 for the remaining unamortized amount of the HVAC construction costs. However, the preceding liabilities will be waived if Tenant terminates in order to rent a space in the Office Park at least twice as large as the size of the Leased Premises at the time of termination.

3.           CONSTRUCTION OF THE TENANT IMPROVEMENTS

3.1          The Landlord shall provide all necessary labor and materials and perform any and all the work required for construction of the Tenant’s laboratory and office facility comprising 17,066 square feet (plus an additional 3,361 square feet if Tenant exercises its option pursuant to paragraph 1.2 above) including machinery, fixtures and equipment to be constructed and other improvements to be installed by Landlord in the Leased Premises in order to ready the same for Tenant’s occupancy (the “Tenant Improvements”), all as shown on the Plans (as defined hereafter). Tenant’s designated representative for all work pertaining to the Tenant Improvements shall be either Kartik Subramanian or Doctor Pankag Mohan (“Representative”). The Landlord shall supervise and direct the work on the Tenant Improvements using Landlord’s best skill and attention, and Landlord shall be solely responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the work on the Tenant Improvements. Landlord warrants to the Tenant that all materials and equipment incorporated in the Tenant Improvements will be new unless otherwise specified, and that all

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work on the Tenant Improvements will be of good quality, free from known faults and defects, and in substantial conformity with the Plans.

3.2          (a)          Landlord shall complete the construction of the Leased Premises in a good and workmanlike manner and in substantial accordance with plans and specifications (“Plans”) to be prepared by Tenant’s architect Princeton Design Group. The Plans shall be provided to Landlord on or before __________________ and shall be in sufficient detail to permit Landlord to apply for a building permit for the Tenant Improvements (which Landlord shall promptly do), and to prepare a construction budget for the construction of the Tenant Improvements (“Construction Budget”). The Construction Budget shall set forth the lump sum amount payable by Tenant to Landlord for the construction of the Tenant Improvements, which amount shall include Landlord’s standard mark-up for general conditions, overhead and profit.. The only exception to the lump sum amount shall be the actual fees charged by the Township of Cranbury for construction permits, which will not be determined by the municipality until after the Landlord applies for the construction permits and shall be paid by Tenant as set forth hereafter. Landlord shall submit the Construction Budget to Tenant for its approval. Tenant shall give written notice to Landlord within five business days of receipt, as to whether or not the Construction Budget is acceptable. If Tenant does not accept the Construction Budget during such five business day period, then the parties agree to negotiate in good faith until both parties reach an agreement on the Construction Budget. Landlord shall not be obligated to order any equipment or commence work until Tenant has approved the Construction Budget. A complete

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set of the agreed upon Plans, and the agreed upon Construction Budget, shall be initialed by and distributed to Landlord and Tenant.

(b)          Neither the Construction Budget nor the Plans shall be changed or altered in any way except by change order approved in writing by Landlord and Tenant (“Change Order”). All Change Orders shall be valid and binding upon Landlord and Tenant only if authorized by written Change Order signed prior to commencement of the work on the Tenant Improvements reflected thereby. In the event a Change Order is submitted to Tenant and is not approved by Tenant within 2 business days, work on the Tenant Improvements shall continue as if the Change Order had never been requested. The cost or credit to the Tenant due to any Change Order shall be determined per the terms of such Change Order. In the event the Change Order increases the cost set forth in the Construction Budget, then Landlord shall submit an invoice to Tenant and Tenant shall pay the invoice within 10 days of receipt. The Landlord shall have the right to substitute for the materials and equipment required by the Plans, materials and equipment of equal quality and standard, provided said substitutions conform with applicable building codes and are the subject of a Change Order. Each and every Change Order shall state whether the change will entail a delay in the date of Substantial Completion. Any Change Order requested by Tenant which results in a delay to the date of Substantial Completion shall not delay the date for the commencement of the payment of rent.

3.3          (a)          The Landlord may secure and advance payment for the construction permits and for all other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Tenant Improvements. Tenant shall

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pay such amounts to Landlord not later than 10 business days after receipt of an invoice therefore. Landlord shall obtain a Certificate of Occupancy after the Tenant Improvements have been completed. Landlord shall not, however, be responsible for securing any environmental or operating permits or certifications which are required in order for Tenant to actually conduct its business.

(b)          After construction is complete, Tenant shall be responsible for all costs related to the reproduction of “as built” Plans. In all instances where Plans are required, Tenant shall provide Landlord with a reproducible set. Landlord will also be provided with a current plot file containing the Plans at no cost to Landlord. Tenant agrees to have its Architect execute Exhibit “A” affirming Landlord’s right to the Plans.

3.4          (a)          Landlord shall provide Tenant with a $96,000.00 allowance toward the construction costs of Tenant Improvements. The entire cost of the improvements, other than the $96,000 allowance, shall be the responsibility of Tenant (“Tenant’s Cost Share”). Upon issuance of a building permit, Tenant shall immediately pay to Landlord, prior to the Landlord’s commencement of work on Tenant Improvements, a sum equal to 50% of Tenant’s Cost Share. 30 days after issuance of the building permit, Tenant shall immediately pay to Landlord an additional 25% of Tenant’s Cost Share. Upon Substantial Completion of Tenant Improvements, Tenant shall immediately pay to Landlord a sum equal to the remaining balance of Tenant’s Cost Share. In the event Tenant fails to pay to Landlord, upon issuance of a building permit, a sum equal to 50% of Tenant’s Cost Share, Landlord shall not be obligated to commence work on the Tenant Improvements for the Leased Premises. Such failure to pay shall constitute a default

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under this Lease, but shall not delay the Commencement Date of this Lease, which shall be the Commencement Date set forth in paragraph 2; or any of Tenant’s obligations hereunder including, without limitation, Tenant’s obligation to pay all Rent. In the event that Tenant fails to pay to Landlord, upon Substantial Completion of the Tenant Improvements a sum equal to the remaining Tenant’s Cost Share, such failure shall constitute a default under this Lease; and Tenant shall not be permitted to occupy the Leased Premises; and Tenant shall commence payment of all Rent; and Landlord shall be entitled to all rights and remedies available hereunder, at law or in equity, which rights shall be cumulative. All sums so owing to Landlord shall constitute Additional Rent and shall be subject to the imposition of late charges as provided in this Lease.

(b)          Apart from extensions of time for delays and extensions of the Commencement Date for the payment of rent , no payment or allowance of any kind shall be claimed by Tenant, or made to the Landlord as compensation for damages on account of any delay from any cause in the Substantial Completion of the Tenant Improvements, whether such delay be avoidable or unavoidable, anything in this Agreement inconsistent herewith or to the contrary notwithstanding.

3.5          During construction of Tenant Improvements, a representative of Tenant shall inspect the site no less frequently than once a week and verify and agree that the work in progress has been completed in a manner acceptable to both Landlord and Tenant.

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3.6          The Tenant Improvements shall be commenced upon approval by governmental entities having jurisdiction therefore and, subject to authorized adjustments, Substantial Completion shall be achieved on or about May 1, 2011. As used herein the term “Substantial Completion” shall mean that the Leased Premises have been built and completed in substantial conformity with the Plans, and a temporary or permanent certificate of occupancy or a temporary or permanent certificate of acceptance (“CO/CA”) has been issued permitting Tenant to use and occupy the Leased Premises, even though minor details, adjustments or punch list items which shall not materially impair Tenant’s use and enjoyment of the Leased Premises may not have been finally completed, but which work Landlord agrees shall be diligently pursued to final completion. Tenant shall allow Landlord and its contractors to enter the Leased Premises during normal working hours after issuance of the CO/CA to complete remaining minor work or punch list items. It is agreed that for the purpose of this Lease, wherever and whenever the term Substantial Completion is used, it shall not include items of maintenance, service, punch list, or guarantee. If the date of Substantial Completion occurs on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated (at a rate of 1/30th of the monthly rent per day). During said period of partial monthly occupancy, all other terms and conditions of this Lease shall apply.

4.           RENT

4.1          Tenant shall pay, as rent for the Leased Premises, the following:

(a)          During the first 5 years of the term, an annual base rent of $18.50 per square foot, for an aggregate annual base rent of $315,721.00 (“Base Rent”), payable

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monthly in the sum of $26,310.08. If Tenant exercises its option pursuant to paragraph 1.2 above, the annual base rent for the Additional Space will be $18.00 per square foot for an aggregate annual base rent of $376,219.00, payable monthly in the sum of $31,351.58.

(b)          During the final five years of the term, an annual base rent of $21.28 per square foot, for an aggregate annual base rent of $363,164.48 (“Base Rent”), payable monthly in the sum of $30,263.71. If Tenant exercises its option pursuant to paragraph 1.2 above, the annual base rent for the Additional Space will be $20.70 per square foot for an aggregate annual base rent of $432,737.18 payable monthly in the sum of $36,061.43.

4.2          Tenant shall pay the following which shall be referred to herein as “Additional Rent”:

(a)          Common Area Expenses as hereafter defined in paragraph 8.1.

(b)          Any other charges as provided in this Lease.

The Base Rent and Additional Rent shall be referred to hereafter as “Rent”.

4.3          Tenant covenants to pay the Rent in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment. Such Rent shall be paid to Landlord at its office address hereinabove set forth, or at such other place as Landlord may, from time to time, designate by notice to Tenant.

4.4          The Rent shall be payable by Tenant without any set-off or deduction of any kind or nature whatsoever and without notice or demand. The sum of all increases required to be paid as Rent in accordance with this Lease, shall be paid to Landlord within 10 days following the giving of notice hereof by Landlord of such increases.

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4.5          Pertaining to the 17,066 square foot space only, Tenant will pay Base Rent for, and occupy, the office and laboratory space fractionally, according to the following schedule:

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MONTH	OFFICE — 6,821 Sq. Ft.		LABORATORY — 10,245 Sq. Ft.		TOTAL — 17,066 Sq. Ft.*
	Fraction	Base Rent	Fraction	Base Rent	Base Rent*
lst month	1/5	$2,103.14	1/6	$2,632.40	$4,735.54	*
2nd month	2/5	$4,206.28	2/6	$5,264.79	$9,471.07	*
3rd month	3/5	$6,309.42	3/6	$7,897.19	$14,206.61	*
4th month	4/5	$8,412.57	4/6	$10,529.58	$18,942.15	*
5th month	5/5	$10,515.71	5/6	$13,161.98	$23,677.69	*
6th month	5/5	$10,515.71	6/6	$15,794.37	$26,310.08	*

*Total for 17,066 square foot space only, not including Tenant’s rent obligation if Tenant exercises its option rent the 3,361 square foot Additional Space according to paragraph 1.2 above.

At the completion of the phase-in in the above table, Base Rent shall be paid in full for the entire space. Tenant shall pay Common Area Expenses set forth in paragraph 8 below as a fractional phase-in: 1/4 in the first month, 2/4 in the second month, 3/4 in the third month, and fully thereafter. The parties agree that the laboratory space comprises 10,245 square feet, and the office space comprises 6,821 square feet.

5.           PARKING AND USE OF EXTERIOR AREA

The Tenant shall have the right to use parking spaces on a non-exclusive basis in common with other tenants of the Building. The Landlord and Tenant mutually agree that they

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will not block, hinder or otherwise obstruct the access driveways and parking areas so as to impede the free flow of vehicular traffic on the property. In connection with the use of the loading platforms, if any, Tenant agrees that it will not use the same so as to unreasonably interfere with the use of the access driveways and parking areas. Tenant shall not store trailers or other vehicles on any portion of the access driveways or parking areas, and may not utilize any portion of the land or Building outside of the Leased Premises for any purpose unless consented to in advance by Landlord.

6.           USE

The Tenant covenants and agrees to use and occupy the Leased Premises only for research, development, and manufacture of bio-pharmaceuticals, and related office uses, which use is expressly subject to all applicable zoning ordinances, rules and regulations of any governmental instrumentalities, boards or bureaus having jurisdiction thereof. Tenant’s use of the Leased Premises shall not interfere with the peaceable and quiet use and enjoyment by other tenants at their respective leased premises located at the Building or in the Office Park, nor shall Tenant’s activities cause Landlord to be in default under its leases with such other tenants.

7.           REPAIRS AND MAINTENANCE

7.1          Tenant shall generally monitor, maintain and repair the Leased Premises, in a good and workmanlike manner, and shall, at the expiration of the term, deliver the Leased Premises in good order and condition, damages by fire or casualty, the elements and ordinary wear and tear excepted. Tenant covenants and agrees that it shall not cause or permit any waste, damage or disfigurement to the Leased Premises, or any overloading of the floors. Tenant shall

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monitor, maintain and make all repairs to the floor surface, plumbing and electrical systems including all ballasts and fluorescent fixtures located within the Leased Premises, and the entire HVAC system. The infrastructure system shall have a Landlord’s warranty of one year. Landlord shall be responsible for repairs necessary to the roof exterior load-bearing walls, and electric and plumbing systems to the point where they enter the Leased Premises, unless repair is necessitated by any act of Tenant, or its agents, employees or contractors.

7.2          The Tenant shall, at its own cost and expense, pay all utility meter and service charges, including telephone, cable service, gas and electric servicing the Leased Premises. Landlord shall have the option to install, at its own cost, a separate water meter and invoice Tenant directly for its water/sewer usage. The Tenant agrees to maintain the Leased Premises at a minimum temperature of 45 degrees to prevent the freezing of domestic water and sprinkler pipes and no higher than 78 degrees to prevent humidity and mildew. Tenant shall not store any items outside the Leased Premises, and shall deliver its garbage and recyclables to the central receiving area on the lot. Tenant shall dispose of all hazardous/medical waste with an approved hauler at its own cost.

7.3          Landlord does not warrant that any services Landlord or any public utilities supply will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements or any other reason beyond the reasonable control of Landlord.

8.           COMMON AREA EXPENSES, TAXES AND INSURANCE

8.1          The Tenant shall pay to the Landlord, monthly, as Additional Rent the cost of the following items all of which shall be known as Common Area Expenses:

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(a)          The costs incurred by the Landlord for the operation, maintenance or repair of the following items in the Office Park, which costs shall be fixed at $2.66/square foot for the year 2011 and shall increase by 3% each January 1st commencing on January 1, 2012 (“Operating Costs”):

(1)	lawns and landscaping;

(2)	standard water/sewer usage and standby sprinkler charges;

(3)	exterior and interior common area Building lighting;

(4)	exterior sewer lines;

(5)	exterior utility lines;

(6)	repair and maintenance of any signs serving the Office Park;

(7)	snow removal;

(8)	standard garbage disposal and recycling;

(9)	general ground maintenance;

(10)	parking lot, driveways and walkways;

(11)	maintenance contracts for the roof;

(12)	pest control;

(13)	central station monitoring for fire sprinkler system; and

(14)	other ordinary maintenance expenses normally incurred by Landlord relating to the Building and common areas of the Office Park;

The $2.66/square foot, as increased annually, shall include the cost of the annual insurance premiums charged to the Landlord for insurance coverage which insure the buildings

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in the Office Park. The insurance shall be for the full replacement value of all insurable improvements with any customary extensions of coverage including, but not limited to, vandalism, malicious mischief, sprinkler damage and comprehensive liability, and insurance for one year’s rent. The Landlord shall maintain said insurance in effect at all times hereunder. Any increase in the insurance premiums due to a change in rating of the Building which is solely attributable to Tenant’s use, or due to special Tenant equipment, shall be paid entirely by the Tenant. Tenant expressly acknowledges that Landlord shall not maintain insurance on Tenant’s furniture, fixtures, machinery, inventory, equipment or other personal property. Tenant shall at all times, at its own cost and expense, carry sufficient “All Risk” property insurance on a replacement cost basis to avoid any coinsurance penalties in applicable policies on all of Tenant’s furniture, furnishings, fixtures, machinery, equipment and installations as well as on any alterations or improvements made to the Leased Premises by Tenant at its own cost and expense subsequent to the Commencement Date. Such coverage is to include property undergoing additions and alterations, and shall cover the value of equipment and supplies awaiting installations. On an annual basis, Tenant shall furnish Landlord with certificates of the existence of such insurance; and

(b)          Tenant’s proportionate share of the real estate and personal property taxes (“Proportionate Share”) assessed against the Office Park for land, building and improvements, along with any levy for the installation of local improvements affecting the Office Park assessed by any governmental body having jurisdiction thereof, which taxes and levies are estimated to be $2.40/square foot for the first year, provided, however, that Tenant

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shall be entitled to Tenant’s Proportionate Share of any refund obtained by Landlord with respect to any taxes. Taxes which shall be adjusted as of each January 1st during the term, based on the relationship between the rentable square footage leased to Tenant and the rentable square footage of building construction completed and occupied in the Office Park . The real estate tax obligation of the Tenant shall include any tax or imposition for parking lot usage which may be levied by any governmental body having jurisdiction thereof. In addition to its Proportionate Share of the above items, Tenant shall pay directly all real estate taxes assessed by the municipality on its Tenant Improvements. Anything in this Section 8.1(b) or elsewhere in this Lease to the contrary notwithstanding, Tenant shall not be obligated to pay any part of (1) any taxes on the income of the Landlord or the holder of an underlying mortgage and any taxes on the income of the lessor under any underlying lease, (2) any corporation, unincorporated business or franchise taxes, (3) any estate gift, succession or inheritance taxes, (4) any capital gains, mortgage recording or transfer taxes, (5) any taxes or assessments attributable to any sign attached to, or located on, the Building or the land or (6) any similar taxes imposed on the Landlord, the holder of any underlying mortgage or the lessor under any underlying lease; and

(c)          A management fee of 3% of the Tenant’s Base Rent.

8.2          Tenant’s Share of Common Area Expenses for any calendar year, part of which falls within the term of this Lease and part of which does not, shall be appropriately prorated.

8.3          If at any time during the term of this Lease the method or scope of taxation prevailing at the commencement of the lease term shall be altered, Tenant’s

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Proportionate Share of such substituted tax or imposition shall be payable and discharged by the Tenant in the manner required pursuant to the law which shall authorize such change.

8.4          The Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the Leased Premises in the minimum amount of $1,000,000 per accident and $2,000,000 aggregate per year, a minimum amount of $300,000 for property damage, with a deductible of no more than $20,000; and a $1,000,000 umbrella policy in addition to the above coverage. The Tenant shall add the Landlord as an additional insured on such policy and will furnish Landlord with a certificate of said liability insurance prior to the Commencement Date and annually thereafter. The certificate shall contain a clause that the policy will not be canceled except on 10 days written notice to the Landlord.

8.5          The parties covenant and agree that the insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant. Landlord and Tenant each waives all right of recovery against the other, its agents or employees for any loss, damage or injury of any nature whatsoever to property or person for which the waiving party is required by this Lease to carry insurance.

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9.           SIGNS

Landlord will provide a sign monument listing all of the tenants in the Building. At its sole expense the Tenant shall have the right to install on the interior doors at the Leased Premises, only such signs as are required by Tenant for the purpose of identifying the Tenant.

10.         ASSIGNMENT AND SUBLETTING

10.1        The Tenant may not assign or sublet the Leased Premises without Landlord’s consent, which shall not be unreasonably withheld. The Tenant may not assign or sublet the Leased Premises to an existing tenant in the Office Park or assign or sublease any space in the Office Park from another tenant, without Landlord’s consent, which consent shall be within the sole discretion of Landlord. Tenant shall advise the Landlord in writing, by certified mail, return receipt requested of its desire to assign or sublease and Landlord shall have 60 days from receipt of such notice to notify Tenant whether it rejects or consents to the assignment or sublease. Landlord shall also have the option to elect to re-capture the Leased Premises and terminate the Lease. If Landlord elects to recapture the Leased Premises, Tenant shall surrender the Leased Premises no later than 90 days after Landlord’s written notice of its election to recapture.

10.2        The Landlord’s consent shall not be required and the terms and conditions of Paragraph 10.1 shall not apply as to Landlord’s right to recapture if the Tenant assigns or subleases the Leased Premises to a parent, subsidiary, affiliate or a company into which Tenant is merged or with which Tenant is consolidated, or to the purchaser of all or substantially all of the assets of Tenant.

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10.3        In connection with any permitted assignment or subletting, (i) the Tenant shall pay monthly to the Landlord 50% of any increment in rent received by Tenant per square foot over the Rent then in effect during the year of the assignment or subletting, which payment shall be made monthly together with the required Rent hereunder; and (ii) if Tenant receives any consideration or value for such assignment or subletting, Landlord shall be paid 50% of any such consideration or value within 10 days after receipt of the same by Tenant. As a condition hereunder, Tenant warrants and represents to Landlord that it will furnish to Landlord a copy of all pertinent documents with respect to any such assignment or subletting so as to establish Tenant’s obligation to Landlord hereunder.

10.4        In the event of any assignment or subletting permitted by the Landlord, the Tenant shall remain and be directly and primarily responsible for payment and performance of the within Lease obligations, and the Landlord reserves the right, at all times, to require and demand that the Tenant pay and perform the terms and conditions of this Lease. In the case of a complete recapture, Tenant shall be released from all further liability with respect to the recaptured space. No such assignment or subletting shall be made to any Tenant who shall occupy the Leased Premises for any use other than that which is permitted to the Tenant, or for any use which may be deemed inappropriate for the Building or extra hazardous, or which would in any way violate applicable laws, ordinances or rules and regulations of governmental boards and bodies having jurisdiction.

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11.         FIRE AND CASUALTY

11.1        In case of any damage to or destruction of any portion of the Building of which the Leased Premises is a part by fire or other casualty occurring during the term of this Lease (or prior thereto), which shall render at least 1/3 of the floor area of the Leased Premises or the building untenantable or unfit for occupancy, which damage cannot be repaired within 180 days from the happening of such casualty, using reasonable diligence (“Total Destruction”) then the term hereby created shall, at the option of the Landlord, upon written notice to the Tenant within 15 days of such fire or casualty, cease and become null and void from the date of such Total Destruction. In such event the Tenant shall immediately surrender the Leased Premises to the Landlord and this Lease shall terminate. The Tenant shall only pay Rent to the time of such Total Destruction. However, in the event of Total Destruction if the Landlord shall elect not to cancel this Lease within the 15 day period the Landlord shall repair and restore the Building to substantially the same condition as it was prior to the damage or destruction, with reasonable speed and dispatch. The Rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after the Leased Premises are substantially restored as evidenced by the issuance of a CO/CA by municipal authorities. In any case where Landlord must restore, consideration shall be given for delays under the Force Majeure paragraph in this Lease. Whether or not this Lease has been terminated as a result of a casualty, in every instance, all insurance proceeds payable as a result of damage or destruction to the Building shall be paid to Landlord as its sole and exclusive property.

11.2        In the event of any other casualty which shall not be tantamount to Total Destruction the Landlord shall repair and restore the Building and the Leased Premises to

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substantially the same condition as they were prior to the damage or destruction, with reasonable speed and dispatch. Such repairs will not exceed 180 days from the issuance of a construction permit. The Rent shall abate or shall be equitably apportioned as to any portion of the Leased Premises which shall be unfit for occupancy by the Tenant, or which cannot be used by the Tenant to conduct its business. The Rent shall recommence immediately upon substantial restoration of the Leased Premises as evidenced by the issuance of a CO/CA by municipal authorities.

11.3        In the event of any casualty caused by an event which is not covered by Landlord’s insurance policy; the Landlord may elect to treat the casualty as though it had insurance or it may terminate the Lease. If it treats the casualty as though it had insurance then the provisions of this paragraph shall apply. The Landlord shall serve a written notice upon the Tenant within 15 days of the casualty specifying the election which it chooses to make.

11.4        In the event the Landlord rebuilds, the Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property in order to permit Landlord to expedite the construction. The Tenant shall assume at its sole risk the responsibility for damage to or security of such fixtures and equipment in the event that any portion of the Building area has been damaged and is not secure.

12.         COMPLIANCE WITH LAWS, RULES AND REGULATIONS

12.1        (a)          The Tenant agrees that upon acceptance and occupancy of the Leased Premises, it will, at its own cost and expense, comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal governments arising

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from the operations of Tenant at the Leased Premises. The Tenant also agrees that it will not commit any nuisance or excessive noise, and will dispose of all garbage and waste in connection with its operations so as to avoid unreasonable emissions of dirt, fumes, odors or debris.

(b)          The Tenant agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and the Board of Fire Underwriters, in connection with Tenant’s use and occupancy of the Leased Premises.

12.2        In case the Tenant shall fail to comply with all material provisions of the aforesaid statutes, ordinances, rules, orders, regulations and requirements then the Landlord may, after 10 days’ notice (except for emergency repairs, which may be made immediately), enter the Leased Premises and take any reasonable actions to comply with them, at the cost and expense of the Tenant. The cost thereof shall be added to the next month’s rent and shall be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord’s hands. This provision is in addition to the right of the Landlord to terminate this Lease by reason of any default on the part of the Tenant. However, in the event that all necessary repairs are made by Tenant, the initial failure to comply with the aforesaid laws and regulations shall not constitute an event of default.

12.3        Tenant expressly covenants and agrees to indemnify, defend and save the Landlord harmless against any claim, damage, liability, cost, penalties, or fines which the Landlord may suffer as a result of air, ground or water pollution caused by the Tenant in its use of the Leased Premises. The Tenant covenants and agrees to notify the Landlord immediately of

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any claim or notice served upon it with respect to any claim that the Tenant is causing air, ground or water pollution; and the Tenant shall take immediate steps to halt, remedy or cure any pollution of air, ground or water caused by the Tenant by its use of the Leased Premises.

12.4        Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) “ISRA”, and its regulations, prior to the termination of the Lease or at any time that any action of the Tenant triggers the applicability of ISRA. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any “closing, terminating or transferring” of Tenant’s operations, as defined by and in accordance with the regulations. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the Leased Premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to two times the Base Rent then in effect, together with all applicable Additional Rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant’s obligations under this paragraph. Evidence of compliance, as used herein, shall mean a “No Further Action Letter/Covenant Not to Sue Letter”, a “Remedial Action Workplan” or utilization of one of the “Alternate Compliance Options” set forth in the ISRA regulations issued by the New Jersey Department of Environmental Protection (“NJDEP”). Evidence of compliance shall be delivered to the Landlord, together with copies of all submissions made to the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant agrees that it shall cooperate with

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Landlord in the event ISRA is applicable to any portion of the property of which the Leased Premises are a part. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business at the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of the remediation which is attributable to the Tenant’s operation. Tenant hereby represents and warrants that its North American Industrial Classification System Code is541711, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of “hazardous substances” as the same are defined under ISRA and the regulations promulgated pursuant thereto, except in strict compliance with all governmental rules, regulations and procedures. Tenant hereby agrees that it shall promptly inform Landlord of any change in its NAICS number and obtain Landlord’s consent for any change in the nature of the business to be conducted in the Leased Premises. The within covenants shall survive the expiration or earlier termination of the Lease term.

13.         INSPECTION BY LANDLORD

The Tenant agrees that the Landlord shall have the right to enter into the Leased Premises at all reasonable hours for the purpose of examining the same upon reasonable advance notice of not less than 24 hours (except in the event of emergency), or to make such repairs as are necessary. Tenant agrees that, if Tenant has given Landlord notice that Tenant is not renewing its Lease for another term, if the period to exercise Tenant’s option for renewal under Paragraph 43 has lapsed without Tenant giving notice, or if Tenant has ceased business

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operations in the Leased Premises, Landlord shall have the right to enter into the Leased Premises at all hours for any reason without notice. Any entry or repair shall not unduly interfere with Tenant’s use of the Leased Premises.

14.         DEFAULT BY TENANT

14.1        Each of the following shall be deemed a default by Tenant and a breach of this Lease:

(a)	(1) filing of a petition by the Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute, except in a Chapter 11 Bankruptcy where the Rent stipulated herein is being paid and the terms of the Lease are being complied with;

(2)         dissolution or liquidation of the Tenant;

(3)	appointment of a permanent receiver or a permanent trustee of all or substantially all of the property of the Tenant, if such appointment shall not be vacated within 60 days, provided the Rent stipulated herein is being paid and the terms of the Lease are being complied with, during said 60 day period;

(4)	taking possession of the property of the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant if such taking of possession shall not be vacated within 60 days, provided the Rent stipulated herein is being paid and the terms of the Lease are being complied with, during said 60 day period;

(5)	making by the Tenant of an assignment for the benefit of creditors;

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(6)	abandonment, desertion or vacation of the Leased Premises by the Tenant, unless Tenant employs at least one individual in the Leased Premises on a full-time basis for the purpose of maintaining the HVAC system and observing the Leased Premises; and

(7)	failure of the Tenant to move into or take possession of the Leased Premises within 15 days of the Commencement Date.

(b)          Default in the payment of the Rent herein reserved or any part thereof, which continues for 10 days.

(c)          A default in the performance of any other covenant or condition which this Lease requires the Tenant to perform, for a period of 15 days after notice. However, no default on the part of Tenant shall be deemed to exist if it diligently commences efforts to rectify same and Landlord is indemnified against loss or liability arising from the default.

14.2        In the event of any default set forth above, Landlord may serve written notice upon the Tenant electing to terminate this Lease upon a specified date not less than 10 days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted.

14.3        In case this Lease shall be terminated due to Tenant’s default as set forth above, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or a suitable action or proceeding at law, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance

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of a surrender of this Lease. However, if the Tenant is in default and vacates the Leased Premises, or is dispossessed, and fails to remove any property, machinery, equipment and fixtures or other property within 10 days of the date Landlord sends a written notice to the last known address of the Tenant, then the property, machinery, equipment and fixtures or other property left at the Leased Premises shall, at the option of the Landlord, be conclusively presumed to be abandoned and may be disposed of by the Landlord without accounting to Tenant for any of the proceeds, or the Landlord may remove such property and charge the reasonable cost and expense of removal and storage to the Tenant before disposing of such property. The Tenant shall be liable for any damage which it causes in the removal of said property from the Leased Premises.

14.4        In case this Lease shall be terminated, due to Tenant’s default as set forth above Landlord may relet the whole or any portion of the Leased Premises for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate. In connection with any such lease Landlord may make such changes in the character of the improvements on the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. Landlord shall make reasonable efforts to relet the Leased Premises. Landlord shall not in any event be required to pay Tenant any sums received by Landlord on such reletting of the Leased Premises.

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14.5        In the event this Lease is terminated due to Tenant’s default as set forth above, and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from the Tenant all Rent due and all expenses, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of the Leased Premises while vacant, which damages shall be due at such time as they are incurred by Landlord; and all other damages set forth in this Paragraph 14 and in Paragraph 15. Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which have become due and payable to the Landlord without waiting until the end of the term.

15.         LIABILITY OF TENANT FOR DEFICIENCY

In the event that the relation of the Landlord and Tenant terminates by reason of

(a)          a default by the Tenant and the re-entry of the Landlord as permitted herein;

(b)          by the ejectment of the Tenant by summary proceedings or other judicial proceedings; or

(c)          after the abandonment of the Leased Premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the Rent and any other charges which shall accrue. The Tenant expressly agrees to pay a portion of Landlord’s damages for such breach of this Lease the difference between the Rent herein and the rent received, if any, by the Landlord, during the remainder of the unexpired term.

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16.         NOTICES

All notices required by this Lease shall be given either by certified mail, return receipt requested, or overnight courier, or personal delivery with receipt, at the address set forth on the first page of this Lease, and/or such other place as the parties may designate in writing.

17.         NON-WAIVER BY LANDLORD

The failure of Landlord to insist upon the strict performance of any of the terms of this Lease, or to exercise any option contained herein, shall not be construed as a waiver of any such term. Acceptance by Landlord of performance of anything required by this Lease to be performed, with the knowledge of the breach of any term of this Lease, shall not be deemed a waiver of such breach, nor shall acceptance of Rent in a lesser amount than is due (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of Rent) be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest Rent then unpaid by Tenant. No waiver by Landlord of any term of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

18.         RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

The Tenant may not make alterations, additions or improvements to the Leased Premises, or change the door locks or window coverings, or in any way alter access to the Leased Premises without the consent of the Landlord, which consent Landlord is not required to give. Landlord agrees to review any alterations, additions, or improvements proposed by Tenant within 15 days of receipt of plans and specifications, and advise Tenant of its decision. Landlord, at its option, shall provide the construction for all such alterations, additions or

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improvements. Any approval given is not intended to subject the Landlord’s property to liability under any lien law. Tenant shall be responsible for obtaining at its own cost and expense all licenses, permits and approvals that may be required by any governmental entity having jurisdiction over the approved alterations, additions and/or improvements. Tenant shall furnish to Landlord as-built drawings of any alterations, additions or improvements which are made.

19.         NON-LIABILITY OF LANDLORD

Tenant agrees to assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty. Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever.

20.         RESERVATION OF EASEMENT

Landlord reserves the right, easement and privilege to enter on the Leased Premises in order to install, at its own cost and expense, any utility lines and services in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires any interior installation, or displaces any exterior paving or landscaping, the Landlord shall at its own cost and expense, restore such items, to substantially the same condition as they were before such work. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant’s business.

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21.         STATEMENT OF ACCEPTANCE

Upon the delivery of the Leased Premises to the Tenant the Tenant covenants and agrees that it will furnish to Landlord a statement which shall set forth the Date of Commencement and the Date of Expiration of the lease term.

22.         FORCE MAJEURE

Except for the obligation of the Tenant to pay Rent and other charges, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, weather conditions, acts of God, government prohibitions or preemptions or embargoes, inability to obtain material or labor by reason of governmental regulations, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

23.         STATEMENTS BY LANDLORD AND TENANT

Landlord and Tenant agree at any time and from time to time upon not less than 5 days’ prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the Rent and other charges have been paid in advance.

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24.         CONDEMNATION

24.1        If due to condemnation, (i) more than 15% of the Leased Premises is taken or rendered untenantable, or (ii) more than 25% of the ground is taken (including parking areas, but excluding front, side and rear set back areas) and, in Landlord’s opinion, said taking unreasonably or unduly interferes with the use of the Leased Premises, the lease term created shall terminate from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Property. The Tenant shall be responsible for the payment of Rent until the time of surrender. In any event, no part of the Landlord’s condemnation award shall be claimed by the Tenant. Without diminishing Landlord’s award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have.

24.2        In the event of any partial taking which would not be cause for termination of the Lease, or in the event of any taking in excess of the percentages provided above and Tenant retains the balance of the Leased Premises remaining after such taking, then the Rent shall abate in an amount to be mutually agreed upon between the Landlord and Tenant based on the relationship that the character of the property prior to the taking bears to the property which shall remain after the condemnation. The Landlord shall, to the extent permitted by applicable law and as the same may be practicable, promptly make such repairs and alterations in order to restore the Building and/or improvements to a usable condition to the extent of any condemnation award received by Landlord.

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25.         LANDLORD’S REMEDIES

25.1        The rights and remedies given to the Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others.

25.2        In addition to any other legal remedies for violation or breach of this Lease by the Tenant or by anyone holding or claiming under the Tenant such violation or breach shall be restrainable by injunction at the suit of the Landlord.

25.3        No receipt of money by the Landlord from any receiver, trustee or custodian or debtors in possession shall reinstate, or extend the term of this Lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee, custodian or debtor in possession, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

26.         QUIET ENJOYMENT

The Landlord covenants that the Tenant, on paying the Rent and performing the covenants and conditions contained in this Lease, may peaceably and quietly have, hold and enjoy the Leased Premises, in the manner of a multi-tenanted building, for the Lease term.

27.         SURRENDER OF PREMISES

On the last day, or earlier permitted termination of the Lease , Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair (reasonable wear

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and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to the Landlord peaceably, together with all Tenant Improvements. All data and communication wiring, whether installed by Tenant or Landlord, shall be surrendered in working order. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant, and restore the Leased Premises to its original state, normal wear and tear excepted. Prior to the expiration of the Lease term the Tenant shall remove all of its tangible property, fixtures and equipment from the Leased Premises. Prior to Tenant’s occupancy of the Leased Premises, Landlord and Tenant will execute a mutually agreed-upon amendment to this agreement setting forth a list of equipment which Tenant shall remove in the Leased Premises after the end of the lease term and which will not become Landlord’s property. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal and disposal to the Tenant. If the Leased Premises are not surrendered at the end of the Lease term, the Tenant shall be liable for 150% of the then current rent under NJSA 2A:42-6, and Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation any claims made by any succeeding tenant founded on the delay, and any loss of income suffered by Landlord. These covenants shall survive the termination of the Lease.

28.         INDEMNITY

Anything in this Lease to the contrary notwithstanding, and without limiting the Tenant’s obligation to provide Insurance hereunder, the Tenant covenants and agrees that it will

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indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys’ fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this Lease:

(a)          Any matter, cause or thing arising out of Tenant’s use, occupancy, control or management of the Leased Premises and any part thereof ..

(b)          Any negligence on the part of the Tenant or any of its agents, employees, licensees or invitees, arising in or about the Leased Premises.

()            Any failure on the part of Tenant to perform or comply with any of its covenants, agreements, terms or conditions contained in this Lease.

Subject to the provisions of paragraph 19, the foregoing shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of the Landlord, its agents, servants or employees.

Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord.

29.         BIND AND CONSTRUE CLAUSE

The terms, covenants and conditions of this Lease shall be binding upon, and inure to the benefit of, each of the parties hereto and their respective heirs, successors and assigns. If any one of the provisions of this Lease shall be held to be invalid by a court of competent jurisdiction, such adjudication shall not affect the validity or enforceability of the

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remaining portions of this Lease. The parties each acknowledge to the other that this Lease has been drafted by both parties, after consultation with their attorneys, and in the event of any dispute, the provisions are not to be interpreted against either party as the drafter of the Lease.

30.         INCLUSIONS

The neuter gender when used herein, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

31.         DEFINITION OF TERM “LANDLORD

When the term “Landlord” is used in this Lease it shall be construed to mean and include only the entity which is the owner of title to the building. Upon the transfer by the Landlord of the title, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested, of the name of the Landlord’s transferee. In such event, the Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the transferee of the obligations of the Landlord hereunder.

32.         COVENANTS OF FURTHER ASSURANCES

If, in connection with obtaining financing for the improvements on the Leased Premises, the mortgage lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent

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thereto, provided that such modifications do not in Tenant’s reasonable judgment increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s use and enjoyment of the Leased Premises.

33.         COVENANT AGAINST LIENS

Tenant agrees that it shall not encumber, or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this Lease in any way whatsoever. Any violation of this Paragraph shall be considered a breach of this Lease.

34.         SUBORDINATION

This Lease shall be subject and subordinate at all times to the lien of any mortgages or ground leases or other encumbrances now or hereafter placed on the land , Building and Leased Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. However, Tenant agrees to execute such further documents evidencing the subordination of the Lease to the lien of any mortgage or ground lease as shall be desired by Landlord within 5 days. Tenant appoints Landlord the attorney in fact of the Tenant irrevocably, to execute and deliver any such instrument or instruments for and in the name of Tenant. Landlord will use its best efforts to obtain a non-disturbance agreement for Tenant from its current and future lenders.

35.         EXCULPATION OF LANDLORD

Neither Landlord nor its principals shall have any personal obligation for the payment of any indebtedness or for the performance of any obligation under this Lease. The

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performance of Landlord’s obligations expressed herein may be enforced only against the Building and land of which the Leased Premises are a part, and the rents, issues and profits thereof. The Tenant agrees that no deficiency judgment or other judgment for money damages shall be entered by it against the Landlord or its principals personally in any action.

36.         NET RENT

It is the intent of the Landlord and Tenant that this Lease shall yield, net to Landlord, the Base Rent specified and all Additional Rent and charges in each month during the term of the Lease, and that all costs, expenses and obligations of every kind relating to the Leased Premises shall be paid by the Tenant, unless expressly assumed by the Landlord.

37.         SECURITY

As security for the full and faithful performance of its obligations under this Lease, Tenant shall deposit 3 months rent upon executing this agreement and an additional 3 months rent upon issuance of a Certificate of Occupancy for the Leased Premises, for a total of 6 months rent. The rent shall be calculated as full base rent according to paragraph 4.1, without regard to the phase-in outlined in paragraph 4.5. Landlord will return 2 months rent to Tenant upon the earlier of either 1) the second anniversary of the commencement date, or 2) Tenant establishing a bank balance of $18 million. Upon termination of this Lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this Lease, the Landlord shall return the security deposit to the Tenant. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the security during the term of this Lease. It is expressly understood and agreed that the Landlord shall not be required to segregate the security.

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38.         BROKERAGE

The parties mutually represent to each other that Grub and Ellis is the broker who negotiated and consummated the within transaction, that neither party dealt with any other broker in connection with the Lease, and that neither party will deal with any other broker in connection with this Lease in the future. In the event either party violates this representation, it shall indemnify, defend and hold the other party harmless from all claims and damages. Specifically, if Tenant chooses to deal with a different broker regarding any renewal of this Lease, Tenant will indemnify, defend and hold Landlord harmless from any claims by the original broker named above. Apart from the foregoing, it is agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the brokerage commission in connection with this Lease.

39.         LATE CHARGES

In addition to any other remedy, a late charge of 1-1/2% per month, retroactive to the date Rent was due, shall be due and payable, without notice from Landlord, on any portion of Rent or other charges not paid within 5 days of the due date.

40.         PRESS RELEASES

Landlord shall have the right to announce the execution of this Lease, the parties hereto, and the real estate brokers involved in such press releases as Landlord shall deem advisable. In addition, Tenant shall permit Landlord to use its name and photographs of the Leased Premises (all photographs being subject to Tenant’s prior consent) in Landlord’s

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marketing brochures and materials, and Tenant agrees to reasonably cooperate with Landlord in such regard, but at no cost or expense to Tenant.

41.         WAIVER OF JURY TRIAL

Landlord and Tenant both irrevocably waive a trial by jury in any action or proceeding between them or their successors or assigns arising out of this Lease or any of its provisions, or Tenant’s use or occupancy of the Leased Premises.

42.         LAWS OF NEW JERSEY

Without regard to principles of conflicts of laws, the validity, interpretation, performance and enforcement of this Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. The sole and exclusive venue for any dispute between the parties shall be in Middlesex County, New Jersey.

43.         RENEWAL

Provided the Tenant is not in default hereunder, it has the right to renew the Lease, for a 5year period, to commence at the end of the initial term of this Lease. The renewal shall be upon the same terms and conditions as contained in this Lease, except that the Base Rent shall increase 15%over the Base Rent paid during years 6-10 of the Lease Term, described in paragraph 4.1(b) above. The option of the Tenant to renew this Lease is expressly conditioned upon the Tenant delivering to the Landlord a notice, in writing, by certified mail, return receipt requested at least 180 days prior to the date fixed for termination of the original Lease term.

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41.

44.         TENANT REPRESENTATION

Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and all applicable provisions of Title III of the USA Patriot Act or any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the Untied States Department of Commerce or any other governmental authority; (ii) is listed on the List of Terrorists and List of Disbarred parties maintained by the United State Department of State; or (iii) has been convicted, indicted, arraigned, pleaded no contest or been custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other crimes or in connection with the Bank Secrecy Act.

IN WITNESS WHEREOF, the parties hereto have executed this document on the date first above written.

Cedar Brook 7 Corporate Center, LP

Date:	March 18, 2011	By:	/s/ Joseph Stern
Landlord

OncoBiologics, Inc.

Date:	3/8/2011	By:	/s/ Pankaj Mohan
Tenant

Initial: Landlord _______________

Tenant _________________

Lease Version Date: 03-03-11

42.

EXHIBIT “A”

ASSIGNMENT made ____________________, 2011 between OncoBiologics, Inc., 4 Sunrise Ct., Flemington, NJ 08822 (“Assignor”), Cedar Brook Corporate Center, 1000 Eastpark Blvd., Cranbury, NJ 08512 (“Assignee”) and

(“Architect”).

Whereas, Assignee is the owner of the property located at 7 Clarke Dr., Cranbury, NJ 08512, (“Property”) a portion of which is being leased to Assignor; and

Whereas, Assignor has contracted with the Architect to prepare plans, engineering drawings, architectural drawings and specifications (“Plans”) for certain tenant improvements to be made to the portion of the Property Assignor intends to occupy; and

Whereas, Assignee has conditioned the construction of such tenant improvements on an assignment of the Plans.

Now Therefore, in consideration of the covenants and promises contained herein, the parties agree as follows:

44.         Assignor hereby assigns to Assignee, and consents to Assignee’s use of, all of Assignor’s rights to the Plans.

45.         Assignor shall provide sufficient copies of the Plans, and sufficient copies of any revisions made to the Plans, as Assignee shall request for the efficient management of the construction of the tenant improvements, and at no cost to Assignee. Assignor also agrees to contract with the Architect to provide Assignee with a CAD disk or disks containing the Plans, at no cost to the Assignee, upon Assignee’s request during or at the conclusion of the construction, and at any time Assignor fails to comply with any of its covenants and agreements as set forth in the Lease.

46.         Architect agrees to recognize any assignment made by Assignor and agrees to cooperate with Assignee in completing the construction of the Building in the event Assignor fails to comply with any of its covenants and agreements relating to construction as set forth in the Lease. Provided however, Architect shall have no obligation to provide further services unless and until an agreement mutually acceptable to Architect and Assignee with respect to compensation for such future services, but not for any unpaid work performed on behalf of Assignor, is agreed upon and executed by all parties.

47.         As long as there shall be no default by Assignor under the Lease, Assignor may continue to exercise all rights under the Plans as though no assignment had been made.

48.         This agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals or caused these presents to be executed by their proper corporate officers.

CEDAR BROOK CORPORATE CENTER

By:
A. Joseph Stern, Partner

ONCOBIOLOGICS, INC.

By:
Assignor

Architect